UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 23, 2013

SeaCube Container Leasing Ltd.

(Exact name of registrant as specified in its charter)

Bermuda	001-34931	98-0655416
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Maynard Drive Park Ridge, New Jersey	07656
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (201) 391-0800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

SeaCube Container Leasing Ltd. (the “Company”) held a special general meeting of shareholders on April 23, 2013 (the “Special General Meeting”). At the Special General Meeting, the Company’s shareholders:

•

Approved and adopted the Agreement and Plan of Amalgamation (together with the Bermuda Amalgamation Agreement set forth on Exhibit A thereto, the “Amalgamation Agreement”), dated as of January 18, 2013, by and among the Company, 2357575 Ontario Limited, an Ontario, Canada corporation (“Parent”), and SC Acquisitionco Ltd., a Bermuda exempted company and a subsidiary of Parent (“Acquisition Sub”), and approved the amalgamation of the Company and Acquisition Sub (the “Amalgamation”) upon the terms and conditions set forth in the Amalgamation Agreement.

•	On a non-binding advisory basis, approved certain compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the Amalgamation.

In connection with the Special General Meeting, the Company also solicited proxies with respect to the adjournment of the Special General Meeting to a later date, if necessary or appropriate, to allow the board of directors of the Company to solicit additional proxies in favor of the proposal to approve and adopt the Amalgamation Agreement and to approve the Amalgamation. Because there were sufficient votes from the Company’s shareholders to approve and adopt the Amalgamation Agreement and to approve the Amalgamation, adjournment of the Special General Meeting to solicit additional proxies was unnecessary, and the proposal to adjourn the Special General Meeting was tabled.

Each proposal is described in detail in the Company’s definitive proxy statement, dated March 21, 2013, which was filed with the Securities and Exchange Commission on March 21, 2013, and first mailed to the Company’s shareholders on or about March 22, 2013. Shareholders owning a total of 16,755,604 of the Company’s common shares voted at the Special General Meeting, representing approximately 82.1% of the Company’s common shares outstanding as of the record date for the Special General Meeting.

The final results of voting on each of the matters submitted to a vote of the shareholders during the Special General Meeting are set forth below:

	For	Against	Abstentions	Broker Non-Votes
1) Approval and adoption of the Amalgamation Agreement and approval of the Amalgamation	16,614,899	127,916	11,066	1,722
	For	Against	Abstentions
2) Approval of Amalgamation-related compensation	15,325,907	212,836	1,215,138	1,722

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACUBE CONTAINER LEASING LTD.

/s/ Lisa D. Leach
Lisa D. Leach
Vice President and General Counsel

Dated: April 23, 2013

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